Exhibit 99.1

News Release
Corporate Headquarters
P.O. Box 269
San Antonio, TX 78291-0269
Phone: (210) 829-9000
Fax: (210) 829-9403

www.harte-hanks.com

FOR IMMEDIATE RELEASE	Media & Financial Contact: Doug Shepard
May 5, 2009	(210) 829-9120
doug_shepard@harte-hanks.com

HARTE-HANKS REPORTS FIRST QUARTER RESULTS

Note: The company will host a conference call to discuss the earnings release on May 5, 2009, at 10:00 a.m. Central Time. The conference call number is (800) 988-9498 for domestic callers and (210) 234-0029 for international callers, pass-code 121693. The conference call will also be audio webcast. To access the audio webcast, please go to https://e-meetings.verizonbusiness.com, conference number 3309756, pass-code 121693. There will be an audio replay available shortly after the call through May 15, 2009. To access the audio replay, please call (800) 685-6667 for domestic callers and (203) 369-3864 for international callers, pass-code 121693. The replay also will be available on the Harte-Hanks Web site under the “Investors” section for 30 days.

SAN ANTONIO, TX — Harte-Hanks, Inc. (NYSE: HHS) today reported first quarter 2009 diluted earnings per share of $0.11 on revenues of $217.7 million. These results compare to diluted earnings per share of $0.21 on $268.5 million in revenues for the first quarter of 2008.

The following table presents financial highlights of the company’s operations for the first quarter of 2009 and 2008, respectively. Full financial results are attached.

RESULTS FROM OPERATIONS (unaudited)

(In thousands, except per share amounts)	Three Months Ended March 31,
	2009	2008	% Change
Operating revenues	$217,674	$268,509	-18.9%
Operating income	13,758	25,811	-46.7%
Net income	7,115	13,586	-47.6%
Diluted earnings per share	0.11	0.21	-47.6%
Diluted shares (weighted average common and common equivalent shares outstanding)	63,593	66,137	-3.8%

Commenting on the first quarter performance, Chairman, President and Chief Executive Officer Larry Franklin said, “As expected, the first quarter of 2009 was another difficult quarter. Until the fundamentals in the economic and business environment have stabilized and shown signs of longer term improvement, we will continue to remain very cautious about our outlook. While our data-driven marketing solutions are even more necessary in this type of environment, our clients in direct marketing remain very cautious in their spending plans and are faced with decreased marketing budgets. As a result, there is an even greater focus on increasing the efficiency of their programs and achieving immediate results. Our continuing expense reduction actions are allowing us to provide better value to our customers while mitigating the operating income impact. We are continuing to take additional expense actions. In spite of the economic environment, we are excited about the wins we have achieved, which include both expanding relationships with existing clients and adding new clients.

Turning to Shoppers, the Florida and California markets continue to be very difficult. Our ongoing initiatives to realign our cost structure resulted in a number of actions in the quarter, namely, the consolidation of all Florida production into one facility from two, reduction of marginal circulation in Florida and California, continued restructuring and further headcount reductions. We do know the print and web products work for our advertisers and we are focusing on increasing our customer count. While these two states still face near-term economic challenges and uncertainties, we are firmly convinced our Shoppers business will emerge from this recession a more efficient and competitive business with tremendous long term opportunities.”

Doug Shepard, Executive Vice President and Chief Financial Officer, said, “In our fourth quarter earnings release we outlined a number of actions to be taken to reduce our expense base. We executed on those actions and incurred additional charges during the first quarter of 2009 as summarized below:

(In thousands, pretax)	Quarter Ended March 31, 2009
	Previous Guidance *	Actual
Severance	$1,600	$2,800
Plant consolidation and circulation curtailment	2,150	2,600

	$3,750	$5,400

Direct Marketing	$1,500	$1,900
Shoppers	2,250	3,500

	$3,750	$5,400

*	See the Company’s fourth quarter 2008 earnings release, issued on January 30, 2009.

Discussing the performance of individual business segments, Shepard, said, “Direct Marketing revenues and operating income declined 18.0% and 9.5%, respectively. Operating income margins increased to 13.1% versus 11.9% in the first quarter of 2008 as Direct Marketing was able to limit the decrease in operating income to $2.0 million on a $32.3 million revenue decrease. In the first quarter, Direct Marketing incurred approximately $1.9 million in severance costs from reduced head count.

All vertical markets experienced revenue declines in the first quarter compared to the first quarter of 2008. Our pharma/healthcare experienced a revenue decline in the high single digits while our retail and select markets both had decreases in the low teens. The high tech/telecom vertical revenues decreased in the high teens while financial services revenue declined 35% for the quarter.

The negative Shoppers performance continued with revenue decreasing 20.7% in the first quarter compared to the first quarter of 2008 and operating income declining $10.2 million from the first quarter of 2008 including $3.5 million of 2009 first quarter charges. Based on circulation distributed for the same time period in the first quarter of 2009 and 2008, Shoppers revenue for that circulation declined 16.3% in the first quarter.

In February 2009, approximately 650,000 circulation was closed in Southern California. At the end of the first quarter of 2009, we consolidated two Florida production facilities into one facility. The expected 2009 savings from this consolidation will be offset by the 2009 first quarter charges.”

For the three months ended March 31, 2009, the company generated free cash flow (defined below) of $14.0 million, down from $16.7 million in the prior year’s first quarter. Our cash balance at March 31, 2009 was $49.7 million.

Concluding, Franklin said, “There continues to be economic uncertainty that makes it difficult to predict when conditions will improve. While we face challenges, we have a terrific client list and our businesses deliver products, services and marketing solutions that are even more necessary in this environment. We have a conservative balance sheet and generate strong cash flows, giving us the resources to respond. Most of all I am very encouraged by the way I see our leadership and co-workers responding to these challenges. They are totally dedicated and intensely focused on keeping our customers, reducing our costs and conserving our cash. Because of our people, I am confident we will succeed.”

Selected Highlights:

•

A major retailer with stores located throughout the Midwest, Mountain and Pacific Northwest signed a three year engagement for Harte-Hanks Direct Marketing to help drive incremental revenue. We will provide a marketing database and data management, insight and analytics, services from our direct agency, digital marketing and direct mail as the retailer switches from a mass media strategy to targeted marketing.

•	One of the world’s largest technology firms signed a multi-year renewal for Harte-Hanks Direct Marketing to provide business-to-business marketing operations demand center operations.

•

Harte-Hanks Direct Marketing won an opportunity to provide a leading global consumer electronics company with an advanced business-to-business marketing portal. This portal is designed to engage, educate and nurture business leads while adapting itself to the business information needs of the site user.

•	A global technology leader awarded Harte-Hanks Direct Marketing to provide support and customer response management to small business end users of its client’s software and technology solutions.

•

A global health care company, specializing in innovative pharmaceutical products, hired Harte-Hanks to develop an online program for one of their largest products. Audiences register on a Web site and are immediately sent triggered emails with customized messages and tips on usage. Physician names are also collected at registration, allowing us to expand the database of professionals.

•

In January 2009, Director Karen A. Puckett joined the company’s Board of Directors and Compensation Committee. Puckett is the President and Chief Operating Officer of CenturyTel, Inc., a leading provider of communications, high-speed Internet and entertainment services in small-to-mid-size cities through its broadband and fiber transport networks.

About Harte-Hanks:

Harte-Hanks® is a worldwide, direct and targeted marketing company that provides direct marketing services and shopper advertising opportunities to local, regional, national and international consumer and business-to-business marketers. Harte-Hanks Direct Marketing improves return on its clients’ marketing investment by increasing their prospect and customer value through solutions and services organized around five groupings of integrated activities: Information (data collection/management) — Opportunity (data access/utilization) — Insight (data analysis/interpretation) — Engagement (program and campaign creation and development) — Interaction (program execution). Harte-Hanks Shoppers is North America’s largest owner, operator and distributor of shopper publications, with shoppers that are zoned into more than 950 separate editions with more than 11.5 million circulation each week in California and Florida. Harte-Hanks Shoppers brings buyers and sellers together at a local level, helping businesses and individuals get results from targeted, local advertisements, both through Shoppers’ printed publications and online through the PennySaverUSA.com™ and TheFlyer.com™ websites. Visit the Harte-Hanks Web site at http://www.harte-hanks.com.

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For more information, contact: Executive Vice President and Chief Financial Officer Doug Shepard at (210) 829-9120 or e-mail at doug_shepard@harte-hanks.com.

Cautionary Note Regarding Forward-Looking Statements:

This press release and our related earnings conference call contain “forward-looking statements” within the meaning of the federal securities laws. All such statements are qualified by this cautionary note, which is provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning. Examples include statements regarding (1) our strategies and initiatives, (2) adjustments to our cost structure and other actions designed to respond to market conditions and improve our performance, and the anticipated effectiveness and expenses associated with these actions, (3) our financial outlook for revenues, earnings per share, operating income, expense related to equity-based compensation, capital resources and other financial items, (4) our expectations for our businesses and for the industries in which we operate, including with regard to the negative performance trends in our Shoppers business and the adverse impact of the ongoing economic downturn in the United States and other economies on the marketing expenditures and activities of our Direct Marketing clients and prospects, (5) competitive factors, (6) acquisition and development plans, (7) our stock repurchase program and (8) other statements regarding future events, conditions or outcomes. These forward-looking statements involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements. In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. These risks, uncertainties, assumptions and other factors include, without limitation, (1) international, domestic, regional and local economic and business conditions, including market conditions in California and Florida that may continue to adversely impact local advertising expenditures in our Shoppers publications and the adverse impact of the ongoing economic downturn in the United States and other economies on the marketing expenditures and activities of our Direct Marketing clients and prospects, (2) the demand for our services by clients and prospective clients, including the willingness of existing clients to maintain or increase their spending and our ability to predict changes in client preferences, (3) the financial condition and marketing budgets of our clients, including client bankruptcies or other developments that may result in increased bad debt expense, (4) economic and other business factors that impact the industry verticals that we serve, including any consolidation of clients and prospective clients in these verticals, (5) our ability to manage and timely adjust our level of personnel and capacity and to otherwise effectively service our clients, (6) the impact of competition and our ability to continually improve our processes and to develop and introduce new products and services in a timely and cost-effective manner, (7) our ability to protect our data centers against security breaches and other interruptions in our operations and to protect sensitive personal information of our clients and their customers, (8) concern over consumer privacy issues, which may lead to enactment of legislation restricting or prohibiting the collection and use of information that is currently legally available, (9) the impact of other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws, (10) fluctuations in paper prices and postal rates, (11) the number of options and other equity securities that we may issue to employees, (12) market conditions and other factors that may impact the number of shares, if any, that we may repurchase in connection with our repurchase program, (13) unanticipated developments regarding litigation or other contingent liabilities, and (14) other factors discussed under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008, and any updates thereto in our Forms 10-Q. The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Supplemental Non-GAAP Financial Measures:

In this press release and our related earnings conference call, the company intends to provide investors with a better understanding of operating results and underlying trends to assess the company’s performance and liquidity. Harte-Hanks evaluates its operating performance based on several measures, including the non-GAAP financial measures of (1) free cash flow, defined as net income, plus depreciation and amortization, plus stock-based compensation (tax-effected), less capital expenditures, and (2) EBITDA, defined as net income before interest, taxes, depreciation, and amortization. Harte-Hanks believes that free cash flow and EBITDA are useful supplemental financial measures for investors because they facilitate investors’ ability to evaluate the operational strength of the company’s business. Free cash flow and EBITDA, however, are not calculated in accordance with GAAP and they should not be considered substitutes for net income as an indicator of operating performance. A quantitative reconciliation of free cash flow and EBITDA to net income is found in the tables attached to this release.

Harte-Hanks, Inc.

Consolidated Statements of Operations (Unaudited)

	Three months ended March 31,
In thousands, except per share data	2009	2008
Operating revenues	$217,674	$268,509
Operating expenses:
Labor	99,242	115,815
Production and distribution	80,427	96,440
Advertising, selling, general and administrative	15,357	21,390
Depreciation and amortization	8,890	9,053

	203,916	242,698

Operating income	13,758	25,811

Other expenses (income):
Interest expense	2,478	3,763
Interest income	(25)	(111)
Other, net	18	668

	2,471	4,320

Income before income taxes	11,287	21,491
Income tax expense	4,172	7,905

Net income	$7,115	$13,586

Basic earnings per common share	$0.11	$0.21

Weighted-average common shares outstanding	63,515	65,860

Diluted earnings per common share	$0.11	$0.21

Weighted-average common and common equivalent shares outstanding	63,593	66,137

Harte-Hanks, Inc.

Balance Sheet Data (Unaudited)

In thousands	March 31, 2009	December 31, 2008
Cash and cash equivalents	$49,715	$30,161

Total debt	263,500	270,625

Harte-Hanks, Inc.

Business Segment Information (Unaudited)

	Three months ended March 31,		% Change
In thousands	2009	2008
OPERATING REVENUES:
Direct Marketing	$146,821	$179,110	-18.0%
Shoppers	70,853	89,399	-20.7%

Total operating revenues	$217,674	$268,509	-18.9%

OPERATING INCOME:
Direct Marketing	$19,224	$21,243	-9.5%
Shoppers	(2,485)	7,705	-132.3%
General corporate expense	(2,981)	(3,137)	5.0%

Total operating income	$13,758	$25,811	-46.7%

DEPRECIATION AND AMORTIZATION:
Direct Marketing	$5,780	$6,915	-16.4%
Shoppers	3,103	2,134	45.4%
General corporate expense	7	4	75.0%

Total depreciation and amortization	$8,890	$9,053	-1.8%

Reconciliation of Net Income to Free Cash Flow

	Three months ended March 31,
In thousands	2009	2008
Net Income	$7,115	$13,586
Add: After-tax stock-based compensation (Note 1)	202	747
Add: depreciation and amortization	8,890	9,053
Less: capital expenditures	2,169	6,719

Free cash flow	$14,038	$16,667

Note 1: Pre-tax compensation expense was $320 and $1,182 for the three months ended March 31, 2009 and 2008, respectively.

Reconciliation of Net Income to EBITDA

	Three months ended March 31,
In thousands	2009	2008
Net Income	$7,115	$13,586
Add: Depreciation and amortization	8,890	9,053
Interest expense, net and non-operating, net	2,471	4,320
Income tax expense	4,172	7,905

EBITDA	$22,648	$34,864

EBITDA by Segment:
Direct Marketing	$25,004	$28,158
Shoppers	618	9,839
Corporate	(2,974)	(3,133)

	$22,648	$34,864

Harte-Hanks, Inc.

Direct Marketing Revenue Mix (Unaudited)

Vertical Markets - Percent of Direct Marketing Revenue

	Three months ended March 31,
	2009	2008
Retail	23%	22%
Financial and Insurance Services	14%	17%
Technology	30%	30%
Healthcare and Pharmaceuticals	13%	12%
Other Select Markets	20%	19%

	100%	100%